UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Resignation of Director

On June 21, 2010, the Board of Directors (the “Board”) of SL Industries, Inc. (the “Company”) received a letter of resignation from J. Dwane Baumgardner pursuant to which he resigned from his position as a member of the Board (the “Letter of Resignation”).  Mr. Baumgardner served on the Audit Committee and the Nominating and Corporate Governance Committee at the time of his resignation.

Mr. Baumgardner stated in the Letter of Resignation that the reason for his resignation stems from certain fundamental disagreements with SL, and in particular, the Board’s practices, and discusses his concerns further in his letter.  The foregoing description of the Letter of Resignation does not purport to be complete and is qualified in its entirety by reference to the full text of such document.  The Letter of Resignation is filed as Exhibit 17.1 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Exhibits

17.1	Letter from J. Dwane Baumgardner dated June 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)

Date: June 25, 2010

	By:	/s/ Glen Kassan
		Name:	Glen Kassan
		Title:	Interim Chief Executive Officer